UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers.

On May 2, 2005, Kforce Inc. (“Kforce”) appointed Anthony B. Petitt, age 34, as Chief Accounting Officer. Mr. Petitt is a Certified Public Accountant. Prior to joining Kforce, Mr. Petitt served as the Director of Accounting Operations for Watkins Motor Lines, Inc., a national transportation carrier with more than 9,000 employees and contractors, from February 2002 until January 2005. From February 2001 until February 2002, Mr. Petitt was employed as a manager with Arthur Andersen, LLP. Prior to that time, Mr. Petitt served as Senior Vice President and Chief Financial Officer for LynkUs Communications, Inc., a privately held web-to-wireless application developer (February 2000 – February 2001). From July 1993 – February 2000, Mr. Petitt was employed as an auditor and later as a manager with Arthur Andersen LLP.

Kforce has not entered into an employment agreement with Mr. Petitt.

On May 4, 2005 Kforce issued a press release regarding the appointment of Mr. Petitt as Chief Accounting Officer. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description

99.1	Press Release of Kforce Inc., dated May 4, 2005, related to the appointment of Anthony B. Petitt as Chief Accounting Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

May 4, 2005	By:	/s/ David L. Dunkel
David L. Dunkel,
Chief Executive Officer